Exhibit 10.8
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This amendment is made effective as of March 9, 2011 by and between Advocat Inc., a Delaware corporation (the “Company”), and William David Houghton (the “Executive”).
     The Company and the Executive are parties to that certain employment agreement dated June 28, 2010 (the “Employment Agreement”). In exchange for continued employment with the Company, the Executive has agreed to amend the Employment Agreement as set forth herein.
     The parties therefore agree as follows:
     1. Section VIII(A) of the Employment Agreement is hereby amended and restated as follows:
A. If the Executive’s employment terminates due to either a Without Cause Termination or a Constructive Discharge, as defined later in this Agreement, the Company will pay the Executive in a lump sum an amount equal to 100% of his Base Salary as in effect at the time of the termination upon such Termination or Constructive Discharge or, if necessary to comply with Code Section 409A(a)(2)(B)(i), on the six (6) month anniversary of such Termination or Constructive Discharge. Earned but unpaid Base Salary and Incentive Compensation Awards will be paid in a lump sum upon such Termination or Constructive Discharge. The benefits and perquisites described in this Agreement as in effect at the date of termination of employment will be continued for twelve (12) months. If the Executive’s employment terminates due to either a Without Cause Termination or a Constructive Discharge, or pursuant to Section XI, all unvested options, SARS or restricted stock grants (“Options”) granted to the Executive under the Company’s 2010 Long-Term Incentive Plan or other stock option program or plan (the “Plan”) shall be deemed vested, and the Company shall cause the Options to remain exercisable until the later of (i) the fifteenth (15th) day of the third (3rd) month following the date on which the Options would have expired or (ii) December 31 of the calendar year in which the Option would have expired.
     2. Except as otherwise provided herein, the Employment Agreement continues in full force and effect.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this amendment as of the date first above written.

ADVOCAT INC.
By:	/s/ William R. Council, III
William R. Council, III
	Title:	President and Chief Executive Officer

EXECUTIVE:
/s/ David Houghton
David Houghton

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